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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 2, 1996 on the financial statements and schedules of American Enterprise Life Insurance Company and our report dated March 15, 1996 on the financial statements of American Enterprise Variable Annuity Account in Post Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 33-54471) for the registration of the American Enterprise Variable Annuity Account to be offered by American Enterprise Life Insurance Company.



Ernst & Young LLP
Minneapolis, Minnesota
December 13, 1996